UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2018

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

License Agreement with REGENXBIO Inc.

On November 4, 2018, Abeona Therapeutics Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with REGENXBIO Inc. (the “Licensor”). Under the License Agreement, the Licensor granted the Company an exclusive, worldwide commercial license, with rights to sublicense, to the NAV AAV9 vector for the treatment of the following indications in humans by in vivo gene therapy: Sanfilippo Syndrome Type A (also known as Mucopolysaccharidosis Type IIIA) (subject to certain non-exclusive rights previously granted), Sanfilippo Syndrome Type B (also known as Mucopolysaccharidosis Type IIIB), Infantile Batten Disease (also known as Neuronal Ceroid Lipfuscinosis-1) and Juvenile Batten Disease (also known as Neuronal Ceroid Lipfuscinosis-3).

Pursuant to the License Agreement, in consideration for the rights granted thereunder, the Company will pay the Licensor the following fees: (i) $10.0 million upon entry into the License Agreement; (ii) $10.0 million on the first anniversary of the effective date of the License Agreement; and (iii) an aggregate of $100.0 million in annual fees, with $20.0 million due on each of the second through sixth anniversaries of the effective date of the License Agreement. The effective date of the License Agreement is November 4, 2018. The third through sixth annual fees described in (iii) above are subject to certain reductions if the licensed rights under the License Agreement are terminated for some, but not all, indications, and will be payable upon a change of control of the Company, subject to certain reductions due to terminations of licensed rights to indications which took effect prior to such change of control. The fee described in (ii) and the first $20.0 million annual fee described in (iii) above will be payable upon any termination of the License Agreement or change of control.

For any product developed for the treatment of the aforementioned indications using the NAV AAV9 vector, the Company will pay to the Licensor a low double-digit royalty on net sales. In addition, the Company will be required to pay the Licensor milestone fees of up to $60.0 million and a lower mid-double-digit percentage of any sublicense fees (excluding royalties) the Company receives from sublicensees for the licensed rights under the License Agreement.

A copy of the License Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Company intends to seek confidential treatment for certain portions of the License Agreement.

Item 7.01.	Regulation FD Disclosure.

On November 5, 2018, the Company and the Licensor issued a joint press release announcing their entry into the License Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November 5, 2018 relating to the entry into the License Agreement by the Company and REGENXBIO, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Neena M. Patil
	Name:	Neena M. Patil
	Title:	Senior Vice President and General Counsel

Date: November 6, 2018